UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2009

CORTLAND BANCORP
(Exact name of registrant as specified in its charter)

Ohio	000-13814	34-1451118
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

194 West Main Street, Cortland, Ohio	44410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 637-8040

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Not applicable.

(b)	Not applicable.

(c)	The Board of Directors of Cortland Bancorp (the “Company”) and the Cortland Savings and Banking Company (the “Bank”) appointed, effective November 2, 2009, James M. Gasior as President and Chief Executive Officer of the Company and the Bank. Mr. Gasior, age 50, previously served as Senior Vice President and Chief Financial Officer of the Company and the Bank since November 2005 and has been employed by the Bank since March 1990. Mr. Gasior has also served as a Director of the Company and the Bank since 2005. On an interim basis, Mr. Gasior will continue to serve as the Company’s principal financial officer. Mr. Gasior has also served as the General Audit Officer of the Bank and as Vice President and Chief Operations Officer and Senior Vice President and Chief Lending Officer for both the Company and Bank. Prior to joining the Company and the Bank, Mr. Gasior was employed as an Audit Manager with Ernst and Young, CPA’s. There are no arrangements or understandings pursuant to which Mr. Gasior was elected an executive officer of the Company and the Bank. No directors or executive officers of the Company or the Bank are related to Mr. Gasior by blood, marriage or adoption. Mr. Gasior has not engaged in any transactions with the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Also effective November 2, 2009, the Board of Directors of the Company and the Bank appointed Timothy Carney as Executive Vice President of the Company and the Bank. Mr. Carney, age 44, previously served as Senior Vice President and Chief Operations Officer of the Bank since April 2008. As Executive Vice President, Mr. Carney will continue to serve as the Company’s principal operations officer and will have additional responsibilities for branch administration and business development. Mr. Carney previously served as an operations officer and has been employed by the Bank since October 1993. There are no arrangements or understandings pursuant to which Mr. Carney was elected an executive officer of the Company and the Bank. No directors or executive officers of the Company or the Bank are related to Mr. Carney by blood, marriage or adoption. Mr. Carney has not engaged in any transactions with the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

(d)	The Board of Directors of the Company appointed, effective November 2, 2009, Timothy Carney to the Board of Directors of the Company. Mr. Carney will serve the unexpired term of Lawrence A. Fantauzzi who resigned from his position as President, Chief Executive Officer and Director of the Company and as Director of the Bank effective October 16, 2009. Mr. Fantauzzi, had previously announced his resignation as President and Chief Executive Officer of the Bank effective October 2, 2009. There are no arrangements or understandings pursuant to which Mr. Carney was elected as a director of the Company. No determination has been made as of the date hereof to which committees of the Board of Directors Mr. Carney will be appointed.

(e)	Not applicable.

(f)	Not applicable.

ITEM 7.01    Regulation FD Disclosure

On November 5, 2009, the Company issued a press release announcing the appointment of Mr. Gasior, effective November 2, 2009, as President and Chief Executive Officer of the Company and the Bank and the appointment of Mr. Carney as Executive Vice President and Director for the Company and subsidiary bank also effective November 2, 2009. For additional information, reference is made to the Company’s press release, dated November 5, 2009, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto.  The press release attached hereto is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for any purpose except as shall be expressly set forth by specific reference to such filing in other filings of the Company into which it may be incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cortland Savings and Banking Company

November 5, 2009	By:	James M. Gasior
Name: James M. Gasior Title: President and Chief Executive Officer